UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Reference is made to the press release dated April 26, 2005 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No. 99.1  Press Release dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: April 26, 2005	/s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated April 26, 2005.

Exhibit 99.1

News Release

For information contact:
Daelene Schwartz	Carolyn B. Gosselin, APR
V.P. Sales and Marketing	CNL Chief Communications Officer
Encore Senior Living	(407) 540-2505
(503) 261-6100

Encore Senior Living, CNL Retirement Properties, Inc. Announce
Sixteen Property Sale/Leaseback Transaction

PORTLAND, Ore. and ORLANDO, Fla. (April 26, 2005) - Encore Senior Living, LLC (“Encore”) and CNL Retirement Properties, Inc. today announced that on March 31, 2005, the two entities entered into a sale/leaseback transaction. In its first entry into the Oregon market, CNL Retirement Properties, Inc. acquired 16 seniors’ housing facilities from Encore for $136 million. The acquisition features approximately 1,395 units located in five states.

“We are very pleased to have the opportunity to form a relationship with CNL Retirement Properties,” said Peter Muhlbach, president and chief executive officer of Encore. “Because of this sale, we now have the ability to refocus our attention on the growth of Encore’s portfolio. We will immediately begin expanding five of our Alzheimer specialty care properties, which will be completed before the end of the year. Three additional locations will expand in early 2006. We believe we have a superior product that addresses the care of this population and we’re anxious to increase our capacity to be able to serve more of the market.”

Thomas J. Hutchison III, chief executive officer of CNL Retirement Properties, said “This transaction reinforces our commitment to long-term relationships with sellers and operators. We are excited about our new relationship with Encore Senior Living and look forward to working with them in the future.”

“Peter Muhlbach and his team have done a great job producing results at all of their communities,” added Phillip M. Anderson, chief operating officer of CNL Retirement Properties.

About Encore Senior Living, LLC
Encore Senior Living operates a full spectrum of senior living communities including independent, assisted and communities specializing in caring for individuals with Alzheimer’s disease. Encore currently operates or manages more than 35 senior living communities in seven states. This privately held, for-profit company is headquartered in Portland, Oregon.

-More-

Encore, CNL Sale/Leaseback Transaction, page 2

About CNL Retirement Properties, Inc.
CNL Retirement Properties, Inc. owns a portfolio of 244 properties in 33 states in the seniors’ housing and medical office building sectors. Headquartered in Orlando, Fla., CNL Retirement
Properties, Inc. specializes in the acquisition of quality independent and assisted living communities, continuing care retirement communities and medical office facilities.

CNL Retirement Properties, Inc. is related to CNL Financial Group, Inc. (“CNL”). CNL and the entities it has formed or acquired have more than $15 billion in assets, manage an additional $2.5 billion for third-party investors and have interests in more than 5,100 properties across North America. For more information, visit www.cnl.com.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNL Retirement Properties, Inc. to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. CNL Retirement Properties, Inc. disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although CNL Retirement Properties, Inc. believes its current expectations are based upon reasonable assumptions, CNL Retirement Properties, Inc. can give no assurance that expectations will be attained or that actual results will not differ materially.